UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2016

BLUE CALYPSO, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53981	20-8610073
(Commission File Number)	(IRS Employer Identification No.)

101 W. Renner Rd., Suite 200 Richardson, TX	75082
(Address of principal executive offices)	(Zip Code)

(800) 378-2297
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2016, Harold M. Brierley was appointed as Chairman of the Board of Directors of Blue Calypso, Inc. (the "Company"). Andrew Levi, the former Chairman, will continue to serve in his role as Chief Executive Officer and as a member of the Company's Board of Directors.

As previously reported in the Company's Current Report on Form 8-K dated April 22, 2016, Mr. Brierley entered into a securities purchase agreement with the Company pursuant to which he was granted the right to submit the name of one individual for nomination to the Company's Board of Directors. Mr. Brierley submitted his own name for consideration, which was unanimously approved by the Company's Board of Directors.

Mr. Brierley is currently the chairman and CEO of The Brierley Group, a loyalty consulting and venture development firm. Mr. Brierley brings to the Company more than 30 years of C-level management experience in the loyalty marketing sector with major global consumer brands. Mr. Brierley's career began after graduating Harvard Business School in 1968, where he co-founded and served as president and CEO of Epsilon Data Management, one of the nation's leading database marketing companies. In 1980, Mr. Brierley was retained as the only outside consultant to work on the design of American Airlines AAdvantage®, the first frequent flyer program. In 1982, he became vice president of sales and advertising for Pan American World Airways, where he launched WorldPass®, Pan Am's frequent traveler program.

As Founder and CEO of Brierley+Partners, Mr. Brierley supported loyalty program design efforts for over 150 of the world's leading loyalty programs such as Hertz #1 Club Gold®, Hilton HHonors®, United Airlines Mileage Plus®, American Eagle Outfitters' AERewards®, GameStop Power-Up Rewards™, JCP Rewards, MySony®, 7-Eleven's 7-Rewards™, and many others. Mr. Brierley was inducted into The Direct Marketing Association Hall of Fame in 2012. He now focuses his interests on The Brierley Group, an innovator in the customer relationship industry designing and delivering profitable programs to creatively engage consumers in direct relationships.

On July 23, 2016, in conjunction with his appointment, Mr. Brierley was granted a restricted stock award of 600,000 shares of the Company's Common Stock. Twenty percent of the shares vest on the first anniversary of the grant date with the balance vesting in equal quarterly installments over a term of four years. The shares were issued to Mr. Brierley pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On July 26, 2016, the Company issued a press release announcing the appointment of Mr. Brierley, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: July 26, 2016	By:	/s/ Andrew Levi
Andrew Levi
Chief Executive Officer